                                                                      EXHIBIT 23




                               Consent of KPMG LLP



The Board of Directors and Stockholders
American Classic Voyages Co.

We consent to incorporation by reference in the registration statements No. 33-80614 on Form S-3 and No. 333-44225 on Form S-8 of American Classic Voyages Co. of our report dated February 19, 1999, relating to the consolidated balance sheets of American Classic Voyages Co. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of American Classic Voyages Co.

                                                                    /s/ KPMG LLP

                                                                        KPMG LLP



Chicago, Illinois
March 31, 1999